                                                                   Exhibit(d)(5)


                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                  COVERING SECURITIES THAT HAVE BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.*

                           Agile Software Corporation
                       2000 Nonstatutory Stock Option Plan

     This memorandum contains information regarding the Agile Software Corporation 2000 Nonstatutory Stock Option Plan (the "Plan"), pursuant to which shares of Common Stock of Agile Software Corporation (the "Shares"), in any combination of authorized but unissued Shares or reacquired Shares, may be offered to eligible persons providing services for Agile Software Corporation (the "Company") or any parent or subsidiary corporation of the Company.

     Upon written or oral request, the Company will provide without charge, to each person to whom a copy of this memorandum is delivered, a copy of the Company's Registration Statement by which the securities described in this memorandum are registered and copies of the documents that have been incorporated by reference in the Company's Registration Statement (not including exhibits to the documents that are incorporated by reference unless such exhibits are specifically incorporated by reference into the documents that the Registration Statement incorporates). Upon written or oral request, the Company will also provide without charge, to each person to whom a copy of this memorandum is delivered, an additional copy of this memorandum, a copy of the Company's annual report to stockholders for its latest fiscal year, and a copy of all reports, proxy statements and other communications distributed to its stockholders for its latest fiscal year and a copy of all reports, proxy statements and other communications distributed to its stockholders generally. Such requests should be directed to Chief Financial Officer, Agile Software Corporation, One Almaden Boulevard, San Jose, CA 95113, (408) 975-3900. Alternatively, on the Securities and Exchange Commission's web site at http:\\www.sec.gov you will find the Registration Statement, reports, proxy statements and other information regarding the Company that was filed electronically.

     Except for the person set forth in the foregoing paragraph, no person has been authorized to give any information or make any representations, other than those contained in this prospectus, in connection with the Plan, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

--------------------------------------------------------------------------------
         * Q&As 46 and 52 OF THIS DOCUMENT DO NOT CONSTITUTE A PART OF A
                                           ------
            PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
--------------------------------------------------------------------------------

                  The date of this prospectus is April 2, 2001.
                  ---------------------------------------------

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----
INTRODUCTION ........................................................     1

ELIGIBILITY & PARTICIPATION .........................................     2

OPTION GRANTS .......................................................     2

OPTION VESTING ......................................................     3

OPTION EXERCISE .....................................................     4

TERMINATING SERVICE WITH THE COMPANY ................................     6

TRANSFERABILITY OF OPTIONS ..........................................     7

CORPORATE TRANSACTION OF THE COMPANY ................................     7

RESTRICTED SHARES ...................................................     8

VESTING OF RESTRICTED SHARES ........................................    10

TRANSFERABILITY OF RESTRICTED SHARES ................................    10

STOCK SALES .........................................................    11

STOCKHOLDER RIGHTS ..................................................    12

EMPLOYMENT STATUS ...................................................    12

TAX IMPLICATIONS OF NONSTATUTORY STOCK OPTIONS ......................    13

TAX IMPLICATIONS OF RESTRICTED SHARES ...............................    15

FEDERAL SECURITIES LAWS AFFECTING PARTICIPANTS ......................    16

PLAN ADMINISTRATION .................................................    17

AMENDMENT OR TERMINATION OF THE PLAN ................................    18

OTHER INFORMATION ...................................................    19

                            Questions & Answers About

       The Agile Software Corporation 2000 Nonstatutory Stock Option Plan

================================================================================

     The purpose of this prospectus is to provide you with a summary of the terms of the Agile Software Corporation 2000 Nonstatutory Stock Option Plan (the "Plan"). Should any inconsistency exist between the following description and the actual terms of the Plan, your Stock Option Agreement or your Stock Issuance Agreement, the terms of the Plan, your Stock Option Agreement and your Stock Issuance Agreement control.

================================================================================

INTRODUCTION

================================================================================

1.   What is the purpose of the Plan?

     The Company adopted the Plan to promote the interests of the Company by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest in the Company, as an incentive for them to remain in service with the Company. Under the Plan, the Company may award stock options or issue Shares ("Restricted Shares") at a specified price ("Award") to any such employees and consultants selected by the Company's Board of Directors (the "Board") or a committee duly appointed by the Board to administer the Plan (collectively, the "Plan Administrator").

     The 2000 Nonstatutory Stock Option Plan became effective when adopted by the Board on February 10, 2000.

2.   What is the total number of Shares that may be issued under the Plan?

     A total of 14,500,000 Shares of the Company are reserved for issuance under the Plan. The Shares may be authorized but unissued Shares or reacquired Shares.

3.   What happens if there is a change in the Company's capital structure?

     If there is a change in the Company's capital structure, the Company will make appropriate adjustments to (i) the number and class of Shares subject to the Plan, (ii) your outstanding options, and to the purchase price under your outstanding options, and (iii) the number and class of Shares acquired pursuant to a stock issuance that is subject to vesting or a repurchase right of the Company. These adjustments will prevent any dilution or enlargement of your rights and benefits under the Plan that would otherwise occur as a result of a change in the Company's capital structure.

     A "change in the Company's capital structure" includes: a stock dividend, stock split, recapitalization, combination, exchange of Shares, or similar change affecting the Company's stock.

4. Is the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA")?

     No. The Plan is not subject to ERISA.

================================================================================

ELIGIBILITY & PARTICIPATION

================================================================================

5.   Am I eligible to receive Awards under the Plan?

     Generally, you are eligible to receive Awards under the Plan if you are a current or prospective (pursuant to a written offer of employment) employee or consultant of the Company or any parent or subsidiary corporation of the Company. However, no person is eligible to be granted an Award whose eligibility would require the approval of the Company's stockholders under any applicable law, regulation or rule.

6.   Do I need to enroll in the Plan?

     No. You do not need to enroll in the Plan in order to receive an Award under the Plan. The decision to grant or not to grant Awards to any otherwise eligible person is solely within the discretion of the Plan Administrator.

================================================================================

OPTION GRANTS

================================================================================

7.   What is a stock option?

     A stock option gives the option holder the right to purchase a specified number of Shares within a specified time period at a price determined at the time the option is granted. The exact number and the price of Shares you are entitled to purchase under the option granted to you is set forth in your Grant Notice and Nonstatutory Stock Option Agreement (together, your "Stock Option Agreement").

8.   What kind of stock option will I receive?

     You will receive only nonstatutory stock options. See Q&A 53 through 60, below, regarding the major federal income tax consequences of a NSO.

9.   What are the benefits of receiving a stock option?

     If the value of the Company increases, then the value of the Company's stock and the value of your option will increase proportionately. Since your option gives you the right to purchase Shares at a fixed price during the period specified in your Stock Option Agreement, you may ultimately profit from any increase in the value of the Shares. If you choose to exercise your option, then, as a stockholder, you will become a part owner of the Company and will have the right to receive any dividends paid on your Shares and all communications sent to the Company's common stockholders, attend all stockholder meetings and vote upon all matters presented to the stockholders at such meetings. However, once you purchase Shares, you also bear the risk of price declines.

10.  What is the Grant Date?

     The Grant Date is the day that the Company grants you an option to purchase Shares unless the Board specifies a later effective date. Your Grant Date is stated in your Grant Notice.

11.  How many Shares does my option cover?

     The number of Shares covered by each option is determined by the Plan Administrator at its discretion. If you are granted an option, the number of Shares subject to your option is stated in your Grant Notice.

12.  What is the option Expiration Date?

     The Expiration Date is the last day on which you may exercise your option, unless your option has terminated on an earlier date due to your termination of service or other events described in your Stock Option Agreement.

13.  Must I sign a Stock Option Agreement?

     Yes. No option is valid or a binding obligation of the Company unless evidenced by a fully executed Stock Option Agreement.

================================================================================

OPTION VESTING

================================================================================

14.  What are the vesting provisions of my option?

     Your Grant Notice states the rate at which your option vests and becomes exercisable. [Most options granted under the Plan provide for vesting over a period of five years. For example, if you received an initial option grant as a new employee, your Stock Option Agreement may provide that 20% of the Shares subject to the option become vested on an "initial vesting date," provided that your service has not terminated prior to that date. For each of the next 48 full months of your continuous service from the "initial vesting date," your option would vest at a rate of 0.02% per month until the vested percentage equals 100%.]

15.  Does my termination from service affect the vesting of my option?

     Yes. Upon your termination of service, your vesting will stop and the vested percentage of your option will depend on your length of service at the date of your termination.

================================================================================

OPTION EXERCISE

================================================================================

16.  What is my option exercise date?

     The exercise date is the day that you exercise your option to purchase the Company common stock.

17.  When may I exercise my option?

     You may exercise your option on or after your initial vesting date, as stated in your Stock Option Agreement, and prior to the option Expiration Date. If you were granted an option as a prospective employee or prospective consultant, you may not in any event exercise your option prior to the date on which your service commences.

18.  How many Shares may I purchase?

     When you exercise your option, you may purchase up to a number of Shares equal to the number of Shares subject to your option multiplied by your vested percentage, less the number of Shares you previously acquired by exercising your option. See Q&A 12 & 14 for a discussion of the Expiration Date and vesting.

19.  How do I exercise my option?

     To exercise your option you must give written notice to the Company and pay the exercise price for the Shares you are purchasing. The notice must state your election to exercise the option, the number of whole shares of the Company stock you are purchasing and any other information required by your Stock Option Agreement. You must sign the written notice and deliver it in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to an authorized representative of the Company. You must deliver the written notice and your exercise price payment prior to the termination of the option. You must also make appropriate arrangements with the Company for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to the option exercise. See Q&A 21, below for authorized forms of payment.

20.  What is the exercise price of my option?

     The exercise price shall be determined by the Plan Administrator. The exercise price of your option is stated in your Grant Notice. This price was established when your option was granted.

21.  How do I pay for the stock when I exercise my option?

     Generally, you may pay the exercise price using any combination of the following methods:

          1.   Cash, check or cash equivalent.

          2. If you are an employee, and in the Company's sole discretion at the time of exercise, by promissory note in a form approved by the Company; provided that, you must pay the portion of the aggregate exercise price that is equal to the par value of the Shares being purchased in cash.

          3. In shares of common stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Date of Exercise.

          4. A " cashless exercise." A "cashless exercise" means the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the option. A form of cashless exercise is often referred to as "same-day sale."

          5. Any other consideration approved by the Board and permitted by law.

     The Board may at any time or from time to time grant options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

22.  Will I receive stock certificates for the Shares that I purchase?

     Except in the case where you pay the exercise price by means of a cashless exercise, you will receive a certificate for the Shares you have purchased that will be registered in your name, or, if applicable, in the names of your heirs.

================================================================================

TERMINATING SERVICE WITH THE COMPANY

================================================================================

23.  What service counts for purposes of the Plan?

     "Service" for Plan purposes means your employment as an employee or service as an employee or consultant of the Company or any parent or subsidiary corporation of the Company. Unless otherwise determined by the Company, your service shall not be deemed to terminate merely because you change the capacity in which you provide services to the Company or any parent or subsidiary corporation of the Company or a change in the parent or subsidiary corporation of the Company for which you render such service, provided that there is no interruption or termination of your service.

     If the Participating Company employing you or engaging you as an employee or consultant ceases to be among the parent or subsidiary corporation of the Company (e.g., the subsidiary employing you is sold to an unrelated third party), then your service will be deemed terminated. Subject to the terms of the Plan and your Stock Option Agreement, the Company will have the discretion to determine if and when your service has terminated for purposes of the Plan.

24.  What happens to my option if my service terminates?

     The effect of your termination of service is specified in your Stock Option Agreement. With certain exceptions described below, if your service terminates, you will generally have 3 months from the date of your termination of service (but in no event later than the Expiration Date) in which to exercise the vested portion of your option.

     If your service terminates due to your disability or death, you (or your estate) will generally have 12 months following termination to exercise the vested portion of your option.

     If your service terminates due to your "misconduct," then your option will terminate and cease to be exercisable immediately on the effective date of such termination. "Misconduct" means the commission of any act of fraud, embezzlement or dishonesty and any unauthorized use or disclosure of confidential information or trade secrets of the Company or any parent or subsidiary corporation of the Company, or any other intentional misconduct adversely affecting the business or affairs of the Company or any parent or subsidiary corporation of the Company, in a material manner.

     In certain instances, as described in your Stock Option Agreement, the exercise period following your termination of service may be extended. On the other hand, in certain instances it may be reduced. For example, your option may terminate sooner than described above if it is not assumed by an acquiring corporation in connection with a corporate transaction.

     See Q&A 12 for the meaning of option Expiration Date, Q&A 14 for a discussion of vesting, and Q&A 27 through 29 for a discussion of the effects of a corporate transaction.

25.  What happens to my option Shares if my service with the Company terminates?

     You are entitled to retain ownership of any Shares you have purchased until such time as you decide to sell them. Generally, your option will terminate and you will forfeit any Shares not vested as of the date of your termination of service.

================================================================================

TRANSFERABILITY OF OPTIONS

================================================================================

26.  Can I assign or transfer my options?

     No. During your lifetime, your options can only be exercised by you, your guardian or legal representative. You cannot transfer or assign any option, except by will or by the laws of descent and distribution.

================================================================================

CORPORATE TRANSACTION OF THE COMPANY

================================================================================

27.  What is a "corporate transaction"?

     A "corporate transaction" of the Company includes any of the following events in which the stockholders of the Company immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of at least a majority of the beneficial interest in the voting stock of the Company or its successor:

          (1) a direct or indirect sale or exchange by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

          (2)  a merger or consolidation in which the Company is a party;

          (3) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or

          (4)  liquidation or dissolution of the Company.

28.  What happens to my option if there is a corporate transaction?

     If a corporate transaction occurs, the surviving, continuing, successor, or purchasing corporation or parent corporation of any of these may assume the Company's rights and obligations under outstanding options, substitute for outstanding options substantially equivalent options for the acquiring corporation's stock, or replace the outstanding options with a cash incentive program which preserves the spread existing on the unvested option Shares at the time of the corporate transaction and provides for a payout in accordance with the vesting schedules applicable to the outstanding options.

     However, if the acquiring corporation does not assume or substitute the outstanding Company options, or replace the outstanding Company options with a cash or incentive program, any unexercised and/or unvested portions of the outstanding options will, immediately prior to the corporate transaction, become exercisable and vested in full. Any option or portion thereof which is neither assumed, substituted for, or replaced by the acquiring corporation nor exercised as of the date of the corporate transaction will terminate and cease to be outstanding effective as of the date of the corporate transaction.

29.  What happens to my Restricted Shares if there is a corporate transaction?

     The Company's repurchase rights may be assigned to the acquiring corporation. In the event the repurchase rights are not assigned to the acquiring corporation, all outstanding repurchase rights will terminate automatically and your Restricted Shares subject to a repurchase right will immediately become vested in full, except to the extent such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

================================================================================

RESTRICTED SHARES

================================================================================

30.  What is a Restricted Share?

     The Board at its discretion may issue Restricted Shares through direct and immediate purchases without any intervening stock option grants. The exact number and the price of the Restricted Shares you are issued and entitled to purchase is set forth in your Stock Issuance Agreement (the "Issuance Agreement").

31.  How many Restricted Shares does my stock issuance cover?

     The number of Restricted Shares issued to you, if any, is determined by the Board at its discretion. The number of Restricted Shares issued to you is stated in your Issuance Agreement.

32.  Do I have to pay for the Restricted Shares?

     Restricted Shares may be issued under the Plan without requiring monetary payment from you. However, the Board may require payment upon issuance of such shares. See Q&A 41, below for forms of payment.

33.  What is the exercise price for the Restricted Shares?

     The exercise price for your Restricted Shares is stated in your Issuance Agreement. Under the terms of the Plan, the price has to be set at no less than 85% of the fair market value of a share on the Grant Date.

34.  How do I pay for the Restricted Shares?

     Generally, you may pay the price using any combination of the following methods:

          1. cash or cash equivalents (such as a personal check or bank draft) paid to the Company;

          2. common stock of the Company valued at fair market value on the date of issuance;

          3. a promissory note payable to the Company's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Board;

          4. past services rendered to the Company or any parent or subsidiary corporation of the Company; or

          5.   any combination of the above approved by the Board.

     The Board may at any time or from time to time issue Restricted Shares which do not permit all of the foregoing forms of consideration to be used in payment or which otherwise restrict one or more forms of consideration.

35.  Must I sign the Issuance Agreement?

     Yes. No stock issuance is valid or a binding obligation of the Company unless evidenced by a fully executed Issuance Agreement.

================================================================================

VESTING OF RESTRICTED SHARES

================================================================================

36.  What are the vesting provisions of my Restricted Shares?

     Your Issuance Agreement states the rate at which your Restricted Shares vest.

37.  Does my termination from service affect the vesting of my Restricted
     Shares?

     Yes, if you terminate service with the Company or any parent or subsidiary corporation of the Company, you must surrender to the Company any unvested Restricted Shares for cancellation, and you will have no further stockholder rights with respect to those shares.

38. Will I be repaid for the unvested Restricted Shares that I return to the Company as a result of my termination from service?

     Yes, the Company will refund you the cash amount you paid for the unvested Restricted Shares, and will cancel any outstanding promissory note you owe to the Company to the extent attributable to the such shares.

39. What affect will death or disability have on the vesting of my Restricted Shares?

     Your Issuance Agreement states the effect of death or disability on the vesting of your Restricted Shares.

================================================================================

TRANSFERABILITY OF RESTRICTED SHARES

================================================================================

40.  Can I assign or transfer my Restricted Shares?

     You may assign and transfer any Restricted Share issued to you that is one hundred percent (100%) vested. You may not transfer any unvested Restricted
                                        --- ---
     Share issued to you. Any attempt to transfer unvested Restricted Shares will result in the immediate cancellation of such shares and neither you nor the proposed transferee will have any rights with respect to such shares.

41.  What constitutes a transfer of Restricted Shares?

     A "Transfer" of a Restricted Share includes any voluntary or involuntary sale, pledge, assignment, encumbrance, gift, or other disposition of such share. However, a transfer shall not include any transfer made in connection with a corporate transaction. See Q&A 27.

42. Are there any exceptions to the limitation on the transfer of Restricted Shares?

     Yes. You have the right to make a gift of unvested Restricted Shares to your spouse, children (including adopted children) and to any trust established for your spouse or children; provided, your spouse, children or the trust deliver to the Company a written agreement to be bound to all the provisions of the Plan and the Issuance Agreement applicable to the gifted Restricted Shares.

================================================================================

STOCK SALES

================================================================================

43. When may I sell the Shares that I receive by exercising my option or the Restricted Shares which I have been issued?

     Generally, you may sell the Shares that you receive pursuant to the exercise of your option at any time after the Shares have been issued in your name. Also, generally, you may also sell any fully vested Restricted Shares. Before you sell any of your Shares, you should discuss the tax implications of the sale with a tax advisor. See Q&A 53-60, below, Tax Implications of Nonstatutory Stock Options. See also, Q&A 61-68, below, Tax Implications of Restricted Shares.

     Furthermore, all employees and consultants are subject to U.S. federal securities laws which impose severe civil and criminal penalties on persons who trade while in possession of "inside information." See Q&A 69-71, below, Federal Securities Laws Affecting Participants.

44. Do I pay brokerage commissions on the purchase of Shares under the Plan or when I subsequently sell such Shares?

     You will not pay any brokerage commissions when you exercise your option or when you purchase Restricted Shares. However, you will be responsible for paying any brokerage commissions you incur on your subsequent sale of such Shares.

================================================================================

STOCKHOLDER RIGHTS

================================================================================

45.  Do I become a stockholder when I receive an option?

     No. You have no rights as a Company stockholder merely by virtue of being an option holder.

46.  When do I have rights as a stockholder as an option holder?

     You have rights as a Company stockholder on the date you are issued a certificate for the Shares for which your option has been exercised, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.

47.  When do I have rights as a stockholder if I am issued a Restricted Share?

     You will have full stockholder rights with respect to any Restricted Shares issued to you, whether or not your interest in such shares is vested. You will have the right to vote such shares and receive any regular cash dividend paid on those shares. See Q&A 36 for a discussion on the effect of termination from service on vesting.

48.  What information do I receive as an option holder?

     You will be given access to information concerning the Company equivalent to the information generally made available to the Company's common stockholders.

================================================================================

EMPLOYMENT STATUS

================================================================================

49. If I receive an Award under the Plan will it affect the terms of my employment?

     No. Unless you have a written employment contract with the Company providing otherwise, your employment is "at-will." This means that either you or your employer has the right to end your employment relationship at any time, for any reason, with or without cause. If you receive an Award under the Plan, it will not affect your "at-will" relationship with the Company.

================================================================================

TAX IMPLICATIONS OF NONSTATUTORY STOCK OPTIONS

================================================================================

     The tax consequences arising in connection with options are complex and subject to change. The following summary is only a general guide to the current U.S. federal income tax consequences of Nonstatutory Stock Options granted under the Plan. In addition, your particular situation may be such that some variation of the general rules is applicable. For example, the following summary does not describe the tax consequences of certain transactions, such as if shares are used to exercise an option, if shares acquired by exercise of an option are sold to certain related parties, or if you acquire substantially identical shares within the 30-day period before or after your sale of shares acquired upon exercise of an option. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS PRIOR TO THE EXERCISE OF ANY OPTION AND PRIOR TO THE DISPOSITION OF ANY SHARES ACQUIRED UNDER THE PLAN.

50.  Is the grant to me of a Nonstatutory Stock Option a taxable event?

     No. You do not receive taxable income merely because you are granted a Nonstatutory Stock Option under the Plan.

51.  Is my exercise of a Nonstatutory Stock Option a taxable event?

     Yes. You will receive taxable income as a result of your exercise of a Nonstatutory Stock Option. Generally, the amount of that income is determined on the date you exercise your option. At that time, you will recognize ordinary income equal to the excess of the fair market value of the Shares on the exercise date over the purchase price you pay for the Shares. If you are an employee or former employee, that ordinary income is treated as wages subject to income and employment tax withholding.

52. Is my subsequent sale of Shares acquired pursuant to a Nonstatutory Stock Option under the Plan a taxable event?

     Yes. Your sale of any shares that you acquire pursuant to a Nonstatutory Stock Option under the Plan is a taxable event. At that time, you will recognize capital gain or loss equal to any additional gain or loss recognized in the disposition. That gain or loss is determined by the difference between the amount you realize on the sale of the shares and the fair market value of those shares on the option exercise date. The tax consequences of disposing of the Shares will vary depending on how long you have held the Shares.

53.  What are long-term and short-term capital gains?

     A capital gain or loss will be long-term if you hold the Shares for more than 1 year after your purchase date and short-term if you hold the Shares for 1 year or less after your purchase date. Currently, long-term capital gains are subject to a maximum federal income tax rate of 20%.

54.  Will any amounts be withheld from my paycheck to cover my tax liability?

     If you are an employee or former employee, when you purchase Shares by exercising your Nonstatutory Stock Option, you must make adequate provision for any federal, state, local or foreign tax withholding obligations. Generally, you will be required to pay directly to the Company or your employer the full amount of your tax withholding obligation at the time you exercise your Nonstatutory Stock Option. If you exercise your Nonstatutory Stock Option in a cashless exercise (same-day sale), you will be required to assign to the Company a portion of your Share sale proceeds sufficient to pay your withholding tax. The Company may, but is not required to, withhold from your compensation the amount necessary to meet its tax withholding obligations. If you request, the Company may, but is not obligated to, withhold from the Shares otherwise issuable to you on exercise of your option a number of whole Shares having a fair market value on the exercise date not in excess of the minimum amount of tax required to be withheld by law. The Company will not be liable to you for any adverse tax consequences you suffer in connection with this share withholding procedure. The Company has no obligation to deliver shares of stock until you have satisfied the withholding obligation.

55.  Will I owe any other taxes?

     The above discussion is only a summary of certain aspects of the highly complex U.S. federal income tax rules applicable to Nonstatutory Stock Options and does not deal with other taxes which may affect you, such as state and local income taxes, federal and state estate, gift and inheritance taxes and taxes of countries other than the United States of America. You should obtain and rely on the advice of your own tax advisor with respect to such matters.

56.  Who can I talk to about my specific tax situation?

     Since the tax implications of stock options can be complex and can vary by individual, we suggest that you contact your tax advisor with questions specific to your situation.

57.  Does the Company receive a tax deduction?

     The Company is generally entitled to a tax deduction equal to the ordinary income that you recognize under the rules discussed above, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.

================================================================================

TAX IMPLICATIONS OF RESTRICTED SHARES

================================================================================

     The tax consequences arising in connection with Restricted Shares are complex and subject to change. The following summary is only a general guide to the current U.S. federal income tax consequences of Restricted Shares issued under the Plan and does not describe all such possible tax consequences or consequences associated with Restricted Shares. In addition, your particular situation may be such that some variation of the general rules is applicable. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF ANY RESTRICTED SHARES AWARDED TO YOU UNDER THE PLAN.

58.  Is the grant to me of unvested Restricted Shares a taxable event?

     No. Generally you do not recognize taxable income merely because you are issued unvested Restricted Shares under the Plan. But see Q&A 62, below.

59.  Is my vesting in my Restricted Shares a taxable event?

     Yes, unless you have filed an 83(b) election as described in Q&A 63, below. You will recognize taxable income as a result of the vesting of your Restricted Shares. The amount of that income is determined on your vesting date. The excess, if any, of the fair market value of the stock on the date or dates the Restricted Shares vest over the amount paid for such Restricted Shares is includable in your gross income in the year such Restricted Shares vest. If you are an employee or former employee, that ordinary income is treated as wages subject to income and employment tax withholding.

60.  What is the effect of a Section 83(b) election?

     You may avoid potential characterization of post-issuance appreciation of your Restricted Shares as ordinary income and defer the payment of tax on such appreciation until the Restricted Shares are sold, if you file an election (a "Section 83(b) election") with the IRS no later than 30 days after the date the Restricted Shares are issued.

61. Is my subsequent sale of Restricted Shares issued under the Plan a taxable event?

     Yes. Your sale of any of the Restricted Shares that are issued to you under the Plan is a taxable event. At that time, you will recognize capital gain or loss equal to any additional gain or loss recognized in the disposition. That gain or loss is determined by the difference between the amount you realize on the sale of the Restricted Shares and their adjusted basis. Your adjusted basis is generally the price, if any, paid for the Restricted Shares plus the amount of ordinary income recognized on the vesting or the filing of a

     Section 83(b) election with respect to such shares. The tax consequences of disposing of the Shares will vary depending on how long you have held the shares.

62.  What are long-term and short-term capital gains?

     A capital gain or loss will be long-term if you hold the shares for more than 1 year after your Restricted Shares were issued to you and short-term if you hold the shares for 1 year or less after your Restricted Shares were issued to you. Currently, long-term capital gains are subject to a maximum federal income tax rate of 20%.

63.  Will I owe any other taxes?

     The above discussion is only a summary of certain aspects of the highly complex U.S. federal income tax rules applicable to Restricted Shares and does not deal with other taxes which may affect you, such as state and local income taxes, federal and state estate, gift and inheritance taxes and taxes of countries other than the United States of America. You should obtain and rely on the advice of your own tax advisor with respect to such matters.

64.  Who can I talk to about my specific tax situation?

     Since the tax implications of stock options can be complex and can vary by individual, we suggest that you contact your tax advisor with questions specific to your situation.

65.  Does the Company receive a tax deduction?

     The Company is generally entitled to a tax deduction equal to the ordinary income that you recognize under the rules discussed above, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.

================================================================================

FEDERAL SECURITIES LAWS AFFECTING PARTICIPANTS

================================================================================

66.  What is Section 16(b)?

     Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), permits the recovery by the Company of any profit realized by an "Insider" from each purchase and subsequent sale, or sale and subsequent purchase, of shares within any period of less than six months. An "Insider" for this purpose is any officer or director of the Company or person who is directly or indirectly the beneficial owner of more than 10% of any class of equity security of the Company that is registered under
     Section 12 of
     the Exchange Act. If you are an Insider, you should consult with the Company's general counsel or your own legal advisor prior to the disposition of any shares in order to ascertain the precise application to your particular situation of your reporting obligations and liability under
     Section 16(b).

67.  What is Rule 10b-5?

     Rule 10b-5 under the Exchange Act prohibits you from engaging in fraudulent practices in connection with the purchase or sale of securities. This rule generally prohibits you from buying or selling the Company's securities using material information about the Company which has not yet been released to the public. Before buying or selling any shares and, in particular, before selling shares acquired under the Plan, you should consult with the Company's general counsel regarding the applicability of any the Company "trading window" policies prohibiting trading in the Company's stock during specified periods of the year when material inside information is likely to be held prior to its release to the public.

68.  What is Rule 144?

     "Affiliates" of the Company are generally obligated to resell shares in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Participants in the Plan with the power to manage and direct the policies of the Company, relatives of such participants, and trusts, estates, corporations, or other organizations controlled by such participants may be deemed to be "Affiliates" of the Company.

     Rule 144 requires that sales by Affiliates be effected in "broker transactions" (as defined in Rule 144), and limits the number of shares that may be sold in any 3-month period to no more than the greater of 1% of the outstanding shares or the average weekly reported volume of trading in shares during the 4 calendar weeks preceding the filing of the required notice of the proposed sale. Since the shares have been registered under the Securities Act, Affiliates selling shares in compliance with Rule 144 are not subject to the holding period requirements of Rule 144.

================================================================================

PLAN ADMINISTRATION

================================================================================

69.  Who administers the Plan?

     The Plan is administered by the Board and/or by a duly appointed committee having such powers as specified by the Board. All questions of interpretation of the Plan or of any Award are determined by the Board, whose decisions are final and binding upon all persons having an interest in the Plan.

70.  Who is on the Board of Directors?

     The Board is divided into three classes of directors, with each class serving a staggered two-year term ending at the second succeeding annual meeting of the stockholders following election. Directors hold office until the expiration of the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal from office. Members of the Board receive no additional compensation for administering the Plan.

71.  Does the Company have any role in administering the Plan?

     Yes. While the Board has overall authority for administering the Plan, the Company, acting through its officers, may from time to time establish, change or terminate rules, guidelines, policies, procedures, limitations or adjustments as deemed advisable by the Company, in its sole discretion, in the administration of the Plan.

================================================================================

AMENDMENT OR TERMINATION OF THE PLAN

================================================================================

72.  Can the Plan be amended or terminated?

     Yes. The Board may terminate or amend the Plan at any time. However, no termination or amendment may affect any outstanding option or unvested Restricted Shares unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect an option or unvested Restricted Shares previously granted to you without your consent, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

73.  How long can the Plan remain in effect?

     The Plan will remain in effect until either all Shares available for issuance under the Plan have been issued or the Board terminates the Plan, whichever is earlier.

================================================================================

OTHER INFORMATION

================================================================================

74.  Where can I get additional information?

     You can get additional information about the Plan from the Company at:

     Agile Software Corporation
     One Almaden Boulevard
     San Jose, CA  95113
     Attention: Chief Financial Officer
     (408) 975-3900

75.  Can anyone at the Company provide me with tax advice?

     No. Since the tax implications of your stock options can be complex and can vary by individual, you should contact your individual tax advisor with questions specific to your situation.

76.  What documents are incorporated by reference in this prospectus?

     The following documents and information previously filed by the Company with the Securities and Exchange Commission are incorporated by reference in this prospectus:

     . The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, containing audited financial statements for the Company's latest fiscal year;

     . All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to above;

     . The description of the Company's common stock contained in its Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

     . All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing such documents.